Exhibit 21

                                  Subsidiaries
                                of the Registrant


The following is a list of the Company's consolidated subsidiaries as of December 31, 2004:

                                                                Percent of
                                             State or             Voting
                                            Country of          Securities
                     Subsidiary            Organization           Owned
                     ----------            ------------           -----

The Beard Company (1)                        Oklahoma           Registrant
Advanced Internet Technologies, L.L.C.       Oklahoma               71%
Beard Environmental Engineering, L.L.C.      Oklahoma              100%
Beard Oil Company                            Delaware              100%
Beard Sino-American Resources Co., Inc.      Oklahoma              100%
Beard Technologies, Inc.                     Oklahoma              100%
Beijing Beard Sino-American Bio-Tech
    Engineering Co., Ltd.                      China               100%
Incorporated Tank Systems (2)                Delaware               49%
Incorporated Tank Systems de Mexico,
    S.A. de C.V.                              Mexico               100%
ITS, Inc.                                    Oklahoma              100%
starpay, com, l.l.c.                         Oklahoma               71%
____________________

(1) The consolidated financial statements of the Company include accounts of Registrant and the subsidiaries controlled by the Registrant.

(2) Owns 100% of ITS, Inc. which in turn owns 100% of Incorporated Tank Systems de Mexico, S.A. de C.V.

(3) Excludes 80%-owned Cibola Corporation. Registrant does not have operating or financial control of this subsidiary.

(4) Also excludes 50%-owned ITS-TESTCO, L.L.C. and TESTCO, INC. de MEXICO, S.A. de C.V. Registrant does not have operating and financial control of these subsidiaries.

(5)  Excludes those subsidiaries treated as equity investments.

(6) Excludes subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the end of the year covered by this report.